UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2016

HC2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

505 Huntmar Park Drive #325
Herndon, VA 20170
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (703) 865-0700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As part of the Compensation Committee’s on-going review of HC2 Holdings, Inc.’s (the “Company”) executive compensation arrangements, the Compensation Committee requested and Mr. Falcone agreed to waive and cancel the anti-dilution protection provision contained in his stock option awards granted pursuant to the employment agreement between the Company and Mr. Falcone dated May 21, 2014 (the “Employment Agreement”) for all future awards.  The anti-dilution protection provision that was cancelled previously provided for the issuance of additional stock options to Mr. Falcone if the Company issued any common stock, as well as warrants, options or convertible securities entitling the holder of such instruments to subscribe for, purchase or otherwise acquire shares of the Company’s capital stock if certain conditions were met.  The Compensation Committee’s request was based, in part, on feedback the Company received from significant stakeholders and is intended to better align Mr. Falcone’s compensation, performance and interests with those of the Company’s shareholders.  In consideration for eliminating the anti-dilution protection provisions, Mr. Falcone will receive an award after market on April 14, 2016, consisting solely of 1,500,000 premium stock options (the “2016 Premium Option”) that will be issued under the Company’s 2014 Omnibus Equity Award Plan.

The 2016 Premium Option will vest in three equal installments on each of the first three anniversaries following the grant date (with each tranche vesting one-third on each such date), and the applicable per share exercise prices will be as follows: (a) a per share exercise price of $7.50 with respect to an option to acquire 500,000 shares, which is an 111% premium to our closing stock price on April 14, 2016; (b) a per share exercise price of $10.50 with respect to an option to acquire 500,000 shares, which is an 196% premium to our closing stock price on April 14, 2016; and (c) a per share exercise price of $13.50 with respect to an option to acquire 500,000 shares, which is an 280% premium to our closing stock price on April 14, 2016.  Under these awards, Mr. Falcone will not realize any value from the applicable portion of the 2016 Premium Option unless there has been at least an 111%, 196%, and 280% increase in our stock price, respectively, from our closing stock price on April 14, 2016.  The award agreement evidencing the 2016 Premium Option does not provide for the automatic vesting of the 2016 Premium Option upon a change in control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.
(Registrant)

Date: April 14, 2016	By:	/s/ Paul L. Robinson
	Name:	Paul L. Robinson
	Title:	Chief Legal Officer